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                                                                     EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                               TYLER CORPORATION

         Tyler Corporation (hereinafter called the "corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1.       The name of the corporation is Tyler Corporation.

         2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new
                  Article:
                                  ARTICLE ONE

                      The name of the corporation is Tyler Technologies, Inc.



         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         EXECUTED on this 19th day of May, 1999.

                                             /s/ JOHN M YEAMAN
                                             ----------------------------
                                             Name: John M. Yeaman
                                                  -----------------------
                                             Title: President
                                                   ----------------------